Applied Digital Solutions, Inc.
List of Subsidiaries

                                                        Country or State
Company Name                                            of Incorporation
------------                                            ----------------
ACT Communications Inc.                                 Delaware
ACT Wireless Corp.                                      Delaware
ACT-GFX Canada, Inc.                                    Ontario, Canada
ADS Bay Area, Inc. f/k/a Lynch Marks &
       Associates, Inc.                                 California
ADS Monterey, Inc. f/k/a Hornbuckle
       Engineering, Inc.                                California
ADSI Telecomm Services of Maryland, Inc.                Maryland
ADSI Telecomm Services, Inc.                            Pennsylvania
Advanced Telecomm of Maryland, Inc.                     Pennsylvania
Advanced Telecomm of Pittsburgh                         Pennsylvania
Advanced Telecommunications, Inc.                       Illinois
Applied Digital Atlantic Systems, Inc. f/k/a
       Atlantic Systems, Inc.                           New Jersey
Applied Digital Oracle Practice, Inc. f/k/a Port
       Consulting, Inc.                                 Florida
Applied Digital Retail, Inc. f/k/a STR, Inc.            Ohio
Applied Digital Solutions Financial Corp.               New Hampshire
Applied Digital Solutions International, Ltd.           United Kingdom
BALVA Financial Corp.                                   Maryland
Blue Star Electronics, Inc.                             New Jersey
Bostek, Inc.                                            Massachusetts
Caledonian Venture Holdings Limited                     United Kingdom
Computer Equity Corporation                             Delaware
Consolidated Technologies Holdings Inc.                 British Columbia, Canada
Consolidated Technologies Inc.                          British Columbia, Canada
Cybertech Station, Inc.                                 Pennsylvania
Data Path Technologies Inc.                             New York
Digital Angel Corporation f/k/a Digital
       Angel.net Inc.                                   Delaware
Digital Highways, Inc.                                  Virginia
Elite Computer Services, Inc.                           New Jersey
Federal Convention Contractors, Inc.                    Delaware
Federal Services, Inc.                                  Delaware
GDB Software Services, Inc.                             New York
Government Telecommunications, Inc.                     Virginia
Ground Effects Ltd.                                     Ontario, Canada
Hopper Manufacturing Co., Inc.                          California
Independent Acquisition, Inc.                           California
Information Products Center, Inc.                       New Jersey
Information Technology Services, Inc.                   New York
Innovative Vacuum Solutions, Inc.                       Pennsylvania
Intellesale, Inc. f/k/a Intellesale.com, Inc.           Delaware
Micro Components International Incorporated             Massachusetts
Norcom Resources Incorporated                           Minnesota
Payless Communications Inc.                             British Columbia, Canada
PDS Acquisition Corp.                                   Delaware
Perimeter Acquisition Corp.                             Delaware
Pizarro Re-Marketing, Inc.                              Texas
Service Transport Company                               New Jersey
Signal Processors Limited                               United Kingdom
Signature Industries Limited                            United Kingdom
SysComm International Corporation                       Delaware
Teledata Concepts, Inc.                                 Florida
The Americom Group, Inc.                                Louisiana
Timely Technology Corp.                                 California
Transatlantic Software Corporation Inc.                 Delaware
Transatlantic Software Corporation Limited              United Kingdom
U.S. Electrical Products Corp.                          New Jersey
WebNet Services, Inc.                                   New York
Whistler Telephone Company                              British Columbia, Canada